Exhibit 10.36

FIRST AMENDMENT

TO THE

NEW MOUNTAIN LAKE HOLDINGS, LLC

RESTRICTED MEMBERSHIP UNITS PLAN

This First Amendment (this “First Amendment”) to the New Mountain Lake Holdings, LLC Restricted Membership Units Plan (the “Plan”) is made and adopted by New Mountain Lake Holdings, LLC (the “Company”) this 8th day of June, 2018. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Plan, as amended by the First Amendment.

WHEREAS, the Company has adopted the Plan for the benefit of employees, directors, and other eligible participants;

WHEREAS, the Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”);

WHEREAS, Section 16 of the Plan provides that the Board may at any time wholly or partially amend, alter, suspend, or terminate the Plan, subject to the approval of the Company’s members as required under Applicable Laws;

WHEREAS, U.S. Xpress Enterprises, Inc. (“USX”) is undertaking an initial public offering of its stock (the “IPO”);

WHEREAS, in connection with the IPO, the Company is undertaking a reorganization and merger with USX (together, the “Reorganization”);

WHEREAS, no Applicable Law requires member approval to enter into, adopt, or effect this First Amendment;

WHEREAS, the Board and the Committee desire to make changes to the Plan in accordance with and in order to accommodate the Reorganization that the Board and Committee deem necessary, appropriate, and in the best interest of the Company;

RESOLVED, that the Board and the Committee hereby agree as follows:

1.  The following subsections of Section 2 of the Plan are hereby amended and restated in their entirety as follows, such amendment and restatement to be effective upon consummation of the merger between USX and the Company (the “Merger”):

(a)                                 “Administrator” means the Committee.

(c)                                  “Board” means the Board of Directors of the Company.

(d)                                 “Change in Control” Defined.  The term “Change in Control” will be deemed to have occurred when:

(i)                                     Any “person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act (but excluding U.S. Xpress Enterprises, Inc. (“USX”) and any Subsidiary (as such term is defined in the U.S. Xpress Enterprises, Inc. 2018 Omnibus Incentive Plan) and any employee benefit plan sponsored or maintained by USX or any Subsidiary (including any trustee of such plan acting as trustee)), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities of USX representing 35% or more of the combined voting power of USX’s then outstanding securities (other than indirectly as a result of USX’s redemption of its securities); provided, however, that in no event will a Change in Control be deemed to have occurred under this Section so long as (x) the combined voting power of shares beneficially owned by (A) USX’s executive officers (as defined in Rule 16a-1(f) under the Exchange Act) then in office (the “Executive Officer Shares”), (B) members of the Max Fuller and Anna Marie Quinn families and their lineal descendants (the “Founder Shares”), and (C) the shares beneficially owned by any other members of a “group” that includes the Founder Shares and/or a majority of the Executive Officer shares, exceeds 75% of the combined voting power of USX’s current outstanding securities and remains the person or group with beneficial ownership of the largest percentage of combined voting power of USX’s outstanding securities and (y) USX remains subject to the reporting requirements of the Exchange Act; or

(ii)                                  The consummation of any merger or other business combination of USX, a sale of 51% or more of USX’s assets, liquidation or dissolution of USX or a combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which either (x) the stockholders of USX and any trustee or fiduciary of any USX employee benefit plan immediately prior to the Transaction own at least 51% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser of or successor to USX’s assets; (C) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (D) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be ((A), (B), (C) or (D), as applicable, the “Surviving Entity”) or (y) the Incumbent Directors, as defined below, shall continue to serve as a majority of the board of directors of the Surviving Entity without an agreement or understanding that such Incumbent Directors will later surrender such majority; or

(iii)                               Within any 365 day period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors of USX or the board of directors of any successor to USX, including any Surviving Entity. For this purpose, any director who was not a director at the beginning of such period will be deemed to be an Incumbent Director if such director was elected to the Board of Directors of USX by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who commenced or threatened to commence an election contest or proxy solicitation by or on behalf of a person (other than the Board of Directors of USX) or who has entered into an agreement to effect a Change in Control or expressed an intention to cause such a Change in Control).

(e)                                  “Class B Non-Voting Membership Units” means the Class B Non-Voting Membership Units of New Mountain Lake Holdings, LLC.

(g)                                  “Committee” means  the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the USX 2018 Omnibus Incentive Plan (the “2018 Plan”); provided that the Committee shall consist of two or more Directors, all of whom are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act and an “independent director” for purpose of the rules of the principal national securities exchange on which the Class A Common Stock is then listed or admitted to trading, to the extent required by such rules.

(h)                                 “Company” means U.S. Xpress Enterprises, Inc.

(k)                                 “Employee” means any person, including an officer or Director, who is an employee of the Company or any Subsidiary of the Company. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between the Company, any Subsidiary, or any successor. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(l)                                     “Fair Market Value” means the closing price of the Class A Common Stock on the principal national securities exchange on which the Class A Common Stock is then listed or admitted to trading, and the closing price shall be the last reported sale price regular way on such date (or, if no sale takes place on such date, the last reported sale price regular way on the next preceding date on which such sale took place), as reported by such exchange. If the Class A Common Stock is not then so listed or admitted to trading on a national securities exchange, then Fair Market Value shall be the closing price (the last reported sale price regular way) of the Class A Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System

(“NASDAQ”), if the closing price of the Class A Common Stock is then reported by NASDAQ. If the Class A Common Stock closing price is not then reported by NASDAQ, then Fair Market Value shall be the mean between the representative closing bid and closing asked prices of the Class A Common Stock in the over-the-counter market as reported by NASDAQ. If the Class A Common Stock bid and asked prices are not then reported by NASDAQ, then Fair Market Value shall be the quote furnished by any member of the Financial Industry Regulatory Authority selected from time to time by USX for that purpose. If no member of the Financial Industry Regulatory Authority then furnishes quotes with respect to the Class A Common Stock, then Fair Market Value shall be the value determined by the Committee in good faith.

(m)                             “Holder” means a person who holds Class B Non-Voting Membership Units acquired pursuant to the Plan or a person who holds Common Stock acquired pursuant to the 2018 Plan.

(n)                                 “Membership Units” means any class or series of membership units of NMLH.

(s)                                   “Class A Common Stock” means the Class A common stock of the Company.

2.  Section 2 of the Plan is hereby amended to add the following provisions, such amendment to be effective upon consummation of the Merger:

(t)                                    “Class B Common Stock” means the Class B common stock of the Company.

(u)                                 “Common Stock” means the Class A Common Stock and the Class B Common Stock.

3.  Section 2 of the Plan is hereby amended to add the following provisions, such amendments to be effective immediately and of even date herewith:

(v)                                 “NMLH” means New Mountain Lake Holdings, LLC.

(w)                               “USX” means U.S. Xpress Enterprises, Inc.

4.  Section 3 of the Plan is hereby amended and restated in its entirety as follows, such amendment and restatement to be effective upon consummation of the Merger:

3.                                      Membership Units Subject to the Plan.  Subject to the provisions of Section 10 of the Plan, all unvested awards previously granted hereunder shall be converted into Class A restricted stock units of USX or Class B restricted stock units of USX, as applicable. Once such Class A or Class B restricted stock units of USX vest, the holders thereof will receive either Class A Common Stock or Class B Common Stock, as applicable.  No new awards shall be issued under this Plan after the Company completes its IPO.

5.   Section 9 of the Plan is hereby amended and restated in its entirety as follows, such amendment and restatement to be effective upon consummation of the Merger:

9.                                      Rights as a Holder.  Until the restricted stock unit of USX you receive upon conversion of the Restricted Membership Unit has vested and been converted into shares of Common Stock, you will have no rights as a stockholder with respect to the Common Stock to be issued upon vesting of the award, including, but not limited to, the right to vote (in person or by proxy) such shares at any meeting of stockholders of the Company. You will, however, have the right to have any Dividend Equivalents (as such term is defined in the 2018 Plan) that may be declared accumulate on the shares of Common Stock to ultimately be issued upon the vesting of such restricted stock unit of USX, provided that no Dividend Equivalents (as such term is defined in the 2018 Plan) of any kind will be paid out unless and until the award vests.

6.  Section 10(a) of the Plan is hereby amended and restated in its entirety as follows, such amendment and restatement to be effective upon consummation of the Merger:

10.                               Adjustments Upon Certain Events.

(a)                                 Except for as described in Section 10(b) below, in the event that there is, with respect to the Company, a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Class A Common Stock or other corporate exchange, or any distribution to stockholders of Class A Common Stock or other property or securities or any extraordinary cash dividends (other than regular cash dividends) or any transaction similar to the foregoing or other transaction that results in a change to the Company’s capital structure, then the Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Plan, the maximum award payable thereunder, the number of shares to be issued pursuant outstanding awards, the option prices, exercise prices or purchase prices of outstanding awards and/or any other affected terms of an award or the Plan as the Committee, in its sole discretion and without liability to any person, deems equitable or appropriate. Unless the Committee determines otherwise, in no event shall the Award of any Participant be adjusted pursuant to this Section 10(a).

7. Sections 10(b), 10(c), and 10(d) of the Plan are hereby amended and restated in their entirety as follows, such amendments and restatements to be effective immediately and of even date herewith:

(b)                                 In the event of a merger of NMLH into USX, the following will take place:

(i)                                     All unvested Restricted Membership Units outstanding under the Plan, except for those held by Messrs. Eric Fuller, Max Fuller and Ms. Lisa Quinn Pate and certain trusts for the benefit of any of them or their family members or certain entities owned by any of them or their family members (collectively, the “Founder Persons”), will immediately convert into 4.6666667 Class A restricted stock units of USX;

(ii)                                  All unvested Restricted Membership Units outstanding under the Plan held by the Founder Persons will be exchanged for an equivalent number of unvested Class A Voting Membership Units of NMLH; then, after such exchange is completed, such shares of unvested Class A Voting Membership Units of NMLH held by the Founder Persons will immediately convert into 4.6666667 Class B restricted stock units of USX.

The conversion ratio of 4.6666667 restricted stock units of USX (whether it be Class A or Class B restricted stock units) for each Restricted Membership Unit or Class A Voting Membership Unit of the Company, as applicable (the “Conversion”), will be applied with fractional units rounded to the nearest whole unit (and any fractional amount rounded down paid in cash at the IPO price). For example, if, before the application of rounding, the Conversion resulted in a person having 1,866.67 Class A restricted stock units of USX, that person would receive 1,867 Class A restricted stock units of USX, however, if before the application of rounding, the Conversion resulted in a person receiving 1,866.33 Class A restricted stock units of USX, that person would receive (i) 1,866 Class A restricted stock units of USX, and (ii) a payout equal to the USX initial public offering (“IPO”) price times 0.33 (representing the fractional share that was rounded down).

(c)                                  Reserved.

(d)                                 Reserved.

8.  Sections 14 and 15 of the Plan are hereby amended and restated in their entirety as follows, such amendments and restatements to be effective upon consummation of the Merger:

14.                               Repurchase Provisions. Reserved.

15.                               Investment Intent. Reserved.

9.  Section 18 of the Plan is hereby amended and restated in its entirety as follows, such amendment and restatement to be effective upon consummation of the Merger:

18.                               No Obligations; Indemnity.

(a)                                 The Company has no duty or obligation to any participant in the Plan to advise such holder as to the time or manner of exercising an award.  Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an award or a possible period in which the award may not be exercised.  The Company has no duty or obligation to minimize the tax consequences of an award to the holder of such award and will not be liable to any holder of an award for any adverse tax consequences to such holder in connection with an award.  As a condition to accepting an Award under the Plan, each participant (i) agrees to not make any claim against the Company, or any of its officers, Directors, or Employees related to tax liabilities arising from such award or other Company compensation and (ii) acknowledges that such participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the award and has either done so or knowingly and voluntarily declined to do so.

(b)                                 To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

10.  IPO Contingency.  If, for any reason, the IPO is not consummated by June 30, 2018, then this First Amendment shall cease to exist and will be of no force and effect and the Plan will remain in its original, un-amended state.

11.  Effect of First Amendment.  All of the terms of the Plan, as amended hereby, shall be and remain in full force and effect and shall constitute the legal, valid, binding, and enforceable obligations of NMLH and the Company.

12.  Binding Nature.  This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13.  Governing Law.  This validity, interpretation, construction, and performance of this First Amendment shall be governed by the internal, substantive laws of the State of Nevada, without giving effect to the law or principles of conflict of laws of any jurisdiction.

14.  Miscellaneous.  No provision of this First Amendment may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing by the Board.

15.  Counterparts.  This First Amendment may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument. Facsimile or electronic counterparts will be effective.

16.  Entire Understanding.  This First Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being all the members of the Board of Directors of New Mountain Lake Holdings, LLC and the Compensation Committee thereof, have executed the foregoing First Amendment to the New Mountain Lake Holdings, LLC Restricted Membership Units Plan as of the date first above written.

/s/ Max L. Fuller
Max L. Fuller, Director

/s/ Lisa M. Pate
Lisa M. Pate, Director

/s/ William E. Fuller
William E. Fuller, Director

/s/ Brian Quinn
Brian Quinn, Director

/s/ Philip V. Connors
Philip V. Connors, Director

/s/ James Beach
James Beach, Director

/s/ Dennis Nash
Dennis Nash, Director